UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2026

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On September 3, 2026, Rent the Runway, Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation of Settlement”) to settle the previously-disclosed putative class action lawsuit filed by a purported stockholder of the Company on November 14, 2022 in the Eastern District of New York (the “District Court”) against the Company, certain of its officers and directors, and the underwriters of its IPO, entitled Rajat Sharma v. Rent the Runway, Inc., et al., 22-cv-6935. The complaint alleges that the defendants violated Sections 11 and 15 of the Securities Act of 1933, as amended (the “Securities Act”), by making allegedly materially misleading statements, and by omitting material facts necessary to make the statements made therein not misleading concerning, inter alia, the Company’s growth at the time of the IPO. The Stipulation of Settlement has been attached as an exhibit to the motion for preliminary approval of the proposed settlement, filed by Lead Plaintiffs in this litigation on September 3, 2026.

Pursuant to the Stipulation of Settlement, the settling parties have agreed to resolve all claims brought against the defendants, subject to certain conditions including the approval of the settlement terms by the District Court. The Stipulation of Settlement provides that the Company shall pay, or shall cause to be paid, total settlement consideration with an aggregate value of nine million dollars ($9,000,000) (the “Settlement Amount”), consisting of (i) six million dollars ($6,000,000) in cash (the “Cash Settlement Amount”), and (ii) shares of the Company’s Class A common stock, with an aggregate value of three million dollars ($3,000,000) (the “Stock Component Amount”) (of which the Company may, in its sole discretion, pay all or a portion in cash instead). The Cash Settlement Amount will include a contribution of approximately three million and one hundred thousand dollars ($3,100,000) from the Company and a contribution of approximately two million and nine hundred thousand dollars ($2,900,000) from the Company’s insurers. The Stipulation of Settlement contemplates that the resolution of the matter would be without any admission of liability, wrongdoing, damages, negligence, or fault by the Company.

The proposed settlement is subject to, among other things, both preliminary and final approval by the District Court. There can be no assurance that the District Court will approve the proposed settlement on its current or any other terms. If the District Court provides final approval of the settlement, the settlement would resolve all claims asserted against the Company in the lawsuit.

The foregoing description of the Stipulation of Settlement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stipulation of Settlement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Stipulation and Agreement of Settlement, dated September 3, 2026

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: September 3, 2026	By:	/s/ Cara Schembri
Cara Schembri Chief Legal & Administrative Officer